UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2021
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	01701
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 21, 2021, Ameresco, Inc. (“Ameresco”) entered into a Turnkey Engineering, Procurement, Construction and Maintenance Agreement (the “EPCM Agreement”) with Southern California Edison Company (“SCE”) and also entered into three purchase orders under the EPCM Agreement providing for Ameresco to design and build battery energy storage system (“BESS”) facilities at three SCE locations with a capacity of 112.5 MW, to be located in Rancho Cucamonga, CA, 200 MW, to be located in Long Beach, CA and 225 MW, to be located in Porterville, CA, respectively, or 537.5 MW in the aggregate. The engineering, procurement and construction price is approximately $892 million, in the aggregate, subject to customary potential adjustments for changes in the work (the "Total EPC Price.").

Ameresco is obligated under the EPCM Agreement to achieve substantial completion of all three BESS facilities no later than August 1, 2022 (the “Guaranteed Completion Date”), subject to extension for customary force majeure events and SCE-caused delays. If Ameresco fails to achieve substantial completion of any of the facilities by such date, as extended, Ameresco must pay SCE liquidated damages in a daily amount ranging from 0.015% to 0.4% of the corresponding portion of the Total EPC Price for such facility per day, and accumulating in the aggregate to no more than 10% of such portion of the Total EPC Price, over the sixty (60) day period after the Guaranteed Completion Date. Such liquidated damages are SCE’s sole remedy for delay due to Ameresco’s failure to achieve substantial completion by the Guaranteed Completion Date, except that if Ameresco fails to achieve substantial completion within sixty (60) days of the by the Guaranteed Completion Date, such failure constitutes a breach of the EPCM Agreement by Ameresco.

The Total EPC Price includes, for the two (2) year period after substantial completion: (i) an availability guarantee providing for such facility to be available at least 97% of the time for each year, failure of which entitles SCE to liquidated damages for such failure; and (ii) a capacity guarantee providing for such facility to continue to meet its nameplate capacity during such period, failure of which requires Ameresco to augment or otherwise correct the facility as needed to maintain measured energy capacity at or above the guaranteed amount. The availability guarantee liquidated damages are calculated as 0.2% of the corresponding portion of the Total EPC Price for such facility for each whole 1% below the 97% availability threshold and are capped at 3% of such portion of the Total EPC Price during each twelve (12)-month period following substantial completion and 20% in the aggregate during the term of the EPCM agreement. SCE has the option to continue such guarantees for up to an additional thirteen (13) years beyond the initial two (2) years after substantial completion.

The EPCM Agreement includes other customary provisions regarding acceptance, change orders, insurance, indemnification and termination for customary events of default. Further, SCE can terminate the EPCM Agreement for convenience, in which case, Ameresco would be entitled to compensation for work performed though the date of termination as well as termination-related expenses.

Ameresco or its subsidiaries have in the past provided, and may in the future provide, energy efficiency and demand-side management consulting services to SCE, for which it or its subsidiaries have received, and may in the future receive, customary compensation from SCE for such services.

The press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.

The EPCM Agreement was entered into after September 30, 2021 and therefore such entry has no effect on Ameresco’s financial results for the fiscal quarter ended September 30, 2021. Ameresco is evaluating the expected effect of the EPCM Agreement on its financial results for the fiscal quarter ended December 31, 2021 and will provide an update when it releases its third quarter 2021 financial results after the market close on Monday, November 1, 2021 and on the accompanying earnings conference call.

Item 8.01. Other Events.

On October 21, 2021, the Company issued a press release announcing entry into the EPCM Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Index
Exhibit No.	Description
99.1	Press Release issued by Ameresco on October 21, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for Ameresco , including statements about the timing and completion of the project, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The actual timing and completion may differ materially from that indicated herein as a result of various important factors, including the timing of, and ability to, enter into subcontracts and purchase orders; the ability to perform without unusual delay; any customer decision to delay or cancel our work on, or other risks involved with, the project; and availability and costs of labor and equipment. Currently, one of the most significant factors, however, is the potential adverse effect of the current COVID-19 (and its variants) pandemic. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and direct and indirect economic effects of the pandemic and containment measures; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission on March 2, 2021. There can be no assurance that the Company will be able to complete the project on the anticipated terms, or at all. In addition, the forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
October 21, 2021	By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Senior Vice President and Chief Financial Officer (duly authorized and principal financial officer)